Exhibit 99.2

Avalon Begins Workover to Enhance Production on the Deltaic Farms #-1 Thursday June 28, 6:00 am ET

MINNEAPOLIS--(BUSINESS WIRE)--Avalon Oil & Gas, Inc., (OTCBB:AOGN - News) announced that it has finalized an AFE (Authorization for Expenditure) for the workover of the Deltaic Farms #-1 well, Miller County, Arkansas.

The workover is anticipated to remove a paraffin build-up through chemical injection, as well as install a pumpoff controller. In addition KROG LLC, partner in this property, operates the well and anticipates commencing the work on this project within the next thirty days. This well was originally drilled and completed in the Tokio zone in 1989.

Avalon and KROG jointly each own 50% of three wells in the Kiblah field, which produce oil from the Tokio zone at an approximate depth of 3,000'.

The partners are also in the process of evaluating workover potential on another well in the field, as well as identifying other opportunities in the area around this property in Southwestern Arkansas.

About Avalon Oil & Gas, Inc.

Avalon Oil & Gas, Inc. is an oil and gas company engaged in the acquisition of oil and gas producing properties. In addition, Avalon's technology group acquires and develops oil production enhancing technologies. Through its strategic partnership with UTEK, Inc, (UTK: ASE) a transfer technology company, Avalon is building an asset portfolio of innovative technologies in the oil and gas industry to maximize enhancement opportunities at its various oil and gas properties.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Avalon Oil & Gas, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

FOR FURTHER INFORMATION, please visit the company's website at www.avalonoilinc.com.

Contact:
Avalon Oil & Gas, Inc., Minneapolis
Kent Rodriguez, 952-746-9655
Fax: 952-746-5216
www.avalonoilinc.com
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Source: Avalon Oil & Gas, Inc.